Exhibit 99.1
NEWS RELEASE

For Immediate Release
July 31, 2014
MAXWELL TECHNOLOGIES REPORTS SECOND QUARTER FINANCIAL RESULTS
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CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY - DETAILS BELOW

SAN DIEGO, Calif. - Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $46.1 million for its second quarter ended June 30, 2014, up slightly from the $46.0 million recorded in the first quarter ended March 31, 2014, but down 17 percent from the $55.6 million recorded in the second quarter of 2013.

Second quarter ultracapacitor revenue increased by 6 percent sequentially to $33.9 million, compared with $32.0 million in the first quarter ended March 31, 2014, but was down 14 percent compared with the $39.3 million recorded in the second quarter of 2013. Sales of high voltage capacitor and microelectronics products totaled $12.2 million in Q214, down 13 percent sequentially from the $14.0 million recorded in the first quarter and down 26 percent from the $16.4 million recorded in Q213.

“This was a solid quarter in line with our expectations despite lower ultracapacitor sales into the hybrid bus market in China and challenging market conditions for our microelectronics products,” said Dr. Franz Fink, Maxwell’s president and CEO. “Increasing sales for wind energy and electric rail applications were mainly responsible for the sequential growth in ultracapacitor sales."

On a U.S. generally accepted accounting principles (GAAP) basis, operating loss for the second quarter 2014 was $567,000, compared with operating income of $760,000 in Q114 and $4.2 million in Q213. GAAP net loss for Q214 was $1.2 million, or $0.04 per share, compared with net income of $319,000, or $0.01 per diluted share in Q114 and $3.4 million, or $0.12 per diluted share, in Q213.

On a non-GAAP basis, the Company reported operating income of $599,000 in Q214 compared with $1.5 million in Q114 and $5.2 million in Q213. Non-GAAP net loss for Q214 was $15,000, or zero cents per share, compared with net income of $1.1 million, or $0.04 per diluted share in Q114 and $4.4 million, or $0.15 per diluted share, in Q213. A reconciliation of GAAP to non-GAAP financial measures is included as an addendum to this release.

GAAP gross margin was 36 percent in Q214, compared with 39 percent in both Q114 and Q213. GAAP operating expenses totaled approximately $17.2 million, or 37 percent of revenue, in Q214 compared with $17.1 million, or 37 percent of revenue, in Q114, and $17.4 million, or 31 percent of revenue, in Q213. Non-GAAP operating expenses totaled approximately $16.2 million, or 35 percent of revenue, in Q214 compared with $16.6 million, or 36 percent of revenue, in Q114 and $16.7 million, or 30 percent of revenue, in Q213. Cash and cash equivalents totaled $30.7 million as of June 30, 2014, compared with cash, cash equivalents and restricted cash of $32.6 million as of March 31, 2014. Complete financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the Company's Quarterly Report on Form 10-Q with the Securities & Exchange Commission.

Outlook: Limited visibility into the plug-in hybrid bus market in China makes it difficult to forecast ultracapacitor sales with a high degree of certainty. Based on customer forecasts for bus and other ultracapacitor applications and order flow for microelectronics and high voltage capacitor products, total revenue for the third quarter is likely to be down as much as 15% compared with that recorded in the second quarter.

Non-GAAP Financial Measures: The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP net income (loss) per diluted share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations. The Company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as stock-based compensation expense.

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In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provide consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Please refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating expenses, income from operations, net income, and net income per share.
Management will conduct a conference call and simultaneous webcast to discuss second quarter of 2014 financial results and the future outlook at 5 p.m. (EDT) today. The call may be accessed by dialing toll-free, (866) 952-1906 from the U.S. and Canada, or (785) 424-1825 for international callers, and entering the conference ID, MAXWELL. The live web cast and subsequent archived replay may be accessed at the Company's web site via the following link: http://investors.maxwell.com/phoenix.zhtml?c=94560&p=irol-calendar.

Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-hardened microelectronic products for satellites and spacecraft include single board computers and components incorporating our proprietary RADPAK® packaging and shielding technology that enables them to perform reliably in space. For more information, visit www.maxwell.com.
Forward-looking statements: Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•	our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•
dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidies which may or may not continue in the future;

•	dependence upon the sale of products into Asia and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•
risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions and the terms and conditions of our settlement agreements with the Securities and Exchange Commission and the Department of Justice;

•	successful acquisition, development and retention of key personnel;

•	our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	our ability to match production volume to actual customer demand;

•	our ability to manage product quality problems;

•	our ability to protect our intellectual property rights and to defend claims against us;

•	our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	occurrence of a catastrophic event at any of our facilities;

•	occurrence of a technology systems failure, network disruption, or breach in data security;

•	our ability to obtain sufficient capital to meet our operating or other needs; and,

•	our ability to manage and minimize the impact of unfavorable legal proceedings.

For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these

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documents may be obtained by contacting Maxwell's investor relations department at (858) 503-3434, or at our investor relations website: investors.maxwell.com. All information in this release is as of July 31, 2014. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.

Media & Investor Contact: Michael Sund, +1 858.503.3233; msund@maxwell.com

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MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenue	$46,074	$46,001	$55,610	$92,075	$103,358
Cost of revenue	29,474	28,131	34,034	57,605	63,552
Gross profit	16,600	17,870	21,576	34,470	39,806
Operating expenses:
Selling, general and administrative	10,944	10,939	11,988	21,883	23,490
Research and development	6,223	6,171	5,378	12,394	11,401
Total operating expenses	17,167	17,110	17,366	34,277	34,891
Income (loss) from operations	(567)	760	4,210	193	4,915
Interest expense, net	28	39	41	67	85
Amortization of debt discount and prepaid debt costs	5	5	15	10	30
Income (loss) before income taxes	(600)	716	4,154	116	4,800
Income tax provision	581	397	749	978	1,673
Net income (loss)	$(1,181)	$319	$3,405	$(862)	$3,127
Net income (loss) per common share:
Basic	$(0.04)	$0.01	$0.12	$(0.03)	$0.11
Diluted	$(0.04)	$0.01	$0.12	$(0.03)	$0.11
Weighted average common shares outstanding:
Basic	29,206	29,047	28,858	29,127	28,842
Diluted	29,206	29,216	28,860	29,127	28,859

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$30,748	$30,647
Trade and other accounts receivable, net	39,850	29,869
Inventories	44,973	44,736
Prepaid expenses and other current assets	3,170	2,314
Total current assets	118,741	107,566
Property and equipment, net	42,192	44,941
Intangible assets, net	268	369
Goodwill	26,140	25,978
Pension asset	11,139	10,568
Other non-current assets	665	665
Total assets	$199,145	$190,087

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$26,643	$25,436
Accrued warranty	583	180
Accrued employee compensation	8,935	8,788
Deferred revenue and customer deposits	3,181	1,043
Short-term borrowings and current portion of long-term debt	10,106	7,914
Deferred tax liability	874	890
Total current liabilities	50,322	44,251
Deferred tax liability, long-term	2,155	2,125
Long-term debt, excluding current portion	65	100
Other long-term liabilities	3,513	3,401
Total liabilities	56,055	49,877
Stockholders' equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 29,897 and 29,563 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	2,987	2,953
Additional paid-in capital	274,946	271,928
Accumulated deficit	(152,656)	(151,794)
Accumulated other comprehensive income	17,813	17,123
Total stockholders' equity	143,090	140,210
Total liabilities and stockholders' equity	$199,145	$190,087

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

		Three Months Ended			Six Months Ended
		June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Gross Profit Reconciliation:
GAAP gross profit		$16,600	$17,870	$21,576	$34,470	$39,806
Stock-based compensation expense included in cost of sales	A	190	251	261	442	534
Non-GAAP gross profit		$16,790	$18,121	$21,837	$34,912	$40,340
Total Operating Expenses Reconciliation:
GAAP total operating expenses		$17,167	$17,110	$17,366	$34,277	$34,891
Stock-based compensation expense	A	(976)	(504)	(685)	(1,479)	(1,369)
Non-GAAP total operating expenses		$16,191	$16,606	$16,681	$32,798	$33,522
Income (Loss) From Operations Reconciliation:
GAAP income (loss) from operations		$(567)	$760	$4,210	$193	$4,915
Stock-based compensation expense	A	1,166	755	946	1,921	1,903
Non-GAAP income from operations		$599	$1,515	$5,156	$2,114	$6,818
Net Income (Loss) Reconciliation:
GAAP net income (loss)		$(1,181)	$319	$3,405	$(862)	$3,127
Stock-based compensation expense	A	1,166	755	946	1,921	1,903
Non-GAAP net income (loss)		$(15)	$1,074	$4,351	$1,059	$5,030
Net Income (Loss) per Diluted Share Reconciliation:
GAAP net income (loss) per diluted share		$(0.04)	$0.01	$0.12	$(0.03)	$0.11
Stock-based compensation expense	A	0.04	0.03	0.03	0.07	0.06
Non-GAAP net income (loss) per diluted share		$—	$0.04	$0.15	$0.04	$0.17

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MAXWELL TECHNOLOGIES, INC.

(A)
Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards. Results include stock-based compensation expense as follows (in thousands):

		Three Months Ended			Six Months Ended
		June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
	Cost of revenue	$190	$251	$261	$442	$534
	Selling, general and administrative	733	255	507	988	1,004
	Research and development	243	249	178	491	365
	Total stock-based compensation expense	$1,166	$755	$946	$1,921	$1,903